Upstream Bio Reports Second Quarter 2026 Financial Results and Highlights Continued Progress

– Company rapidly advancing toward Q1 2027 initiation of Phase 3 trials designed to deliver best-in-class efficacy with convenient quarterly dosing in both severe asthma and CRSwNP; End-of-Phase 2 interactions with FDA on track–

– Completed enrollment in Phase 2 trial in COPD; data expected in the second half of 2027 –

– Clinical data presentations continue to emphasize differentiated profile of verekitug in multiple indications –

WALTHAM, Mass. – August 11, 2026 - Upstream Bio, Inc. (Nasdaq: UPB), a clinical-stage company developing treatments for severe inflammatory respiratory diseases, today reported financial results and business updates for the second quarter ended June 30, 2026. The Company highlighted its continued progress in developing verekitug to deliver potential best-in-class efficacy with quarterly dosing across three target indications: severe asthma, chronic rhinosinusitis with nasal polyps (CRSwNP), and chronic obstructive pulmonary disease (COPD). Verekitug is the only known antagonist currently in clinical development that targets and inhibits the thymic stromal lymphopoietin (TSLP) receptor.

“We continued to make progress toward the initiation of our Phase 3 trials in severe asthma and CRSwNP in the first quarter of 2027. Our End-of-Phase 2 interactions with the FDA are on schedule, and we look forward to sharing more details about our Phase 3 development plans soon,” said Rand Sutherland, MD, Chief Executive Officer of Upstream Bio. “With more than 500 participants treated in verekitug clinical trials thus far, and with compelling Phase 2 results now demonstrated in both severe asthma and CRSwNP, we have built a substantial and consistent body of clinical evidence supporting verekitug’s potential to deliver durable, best-in-class efficacy with convenient quarterly dosing. In addition, our CMC and device development efforts continue to advance, and we are working diligently to provide options for both at-home and in-office administration at launch.”

“I am pleased to share that we have completed enrollment in our ongoing Phase 2 VENTURE trial in COPD, with 481 participants enrolled; data from this important Phase 2 study, expected in the second half of 2027, will provide valuable insights into the potential of verekitug for the treatment of COPD,” added Aaron Deykin, MD, Chief Medical Officer and Head of R&D at Upstream Bio. “Additionally, verekitug’s differentiated clinical profile in severe asthma and CRSwNP continues to be reinforced through additional data recently presented at the ATS and EAACI medical congresses, and our team is looking forward to the upcoming late-breaking presentation of our Phase 2 VALIANT trial of verekitug in severe asthma at the ERS Congress in early September. Collectively, these data further strengthen our conviction about the potential for verekitug to advance the standard of care.”

Recent Business Highlights

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Upcoming Initiation of Phase 3 Trials in Severe Asthma and CRSwNP
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The Company remains on track to initiate Phase 3 clinical trials in severe asthma and CRSwNP in the first quarter of 2027.
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End-of-Phase 2 interactions with the U.S. Food and Drug Administration (FDA) for both severe asthma and CRSwNP are on track. These interactions will support the Phase 3 development plans in both indications.

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The Company has previously communicated that it plans to pursue a Phase 3 development strategy designed to deliver best-in-class efficacy with a high-dose quarterly regimen in broad patient populations in both severe asthma and CRSwNP.

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Phase 2 VENTURE Trial in COPD Enrollment Completed
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The Company has completed enrollment in the VENTURE trial in COPD with 481 participants. Data are expected in the second half of 2027, and the Company believes that these analyses will provide important insights into the potential clinical impact of verekitug in COPD.
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VENTURE (NCT06981078) is a Phase 2, global, randomized, double-blind, placebo-controlled, parallel-group clinical trial designed to assess the efficacy and safety of verekitug in participants with moderate-to-severe COPD across extended dosing-interval arms of 12 and 24 weeks.

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Additional Analyses of Phase 2 VIBRANT Trial in CRSwNP Presented at American Thoracic Society (ATS) International Conference 2026 and European Academy of Allergy and Clinical Immunology (EAACI) Congress 2026
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ATS International Conference, May 2026: The data, presented in two posters, demonstrated the positive effect of verekitug in participants with CRSwNP and comorbid asthma, as well as its impact on type 2 inflammatory biomarkers in blood and nasal secretions.
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Verekitug led to statistically significant and clinically meaningful improvement in asthma symptom control as measured by the Asthma Control Questionnaire-6 (ACQ-6) in participants with CRSwNP and comorbid asthma.
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Verekitug led to improvements in nasal polyp score (NPS) in participants with and without comorbid asthma, as well as rapid and sustained reductions in blood and nasal type 2 inflammatory biomarkers.
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EAACI Congress, June 2026: The new post-hoc responder analyses further demonstrated that the significant majority of verekitug-treated participants achieved clinically meaningful improvements in NPS, the primary endpoint, and across key secondary endpoints in the Phase 2 VIBRANT trial.
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Verekitug, administered once every three months, led to clinically meaningful improvements in NPS in approximately 80% of participants.
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A majority of verekitug-treated participants experienced clinically meaningful improvements across key secondary endpoints, including 72% in nasal congestion and 83% in CRSwNP total symptom score.
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These findings provide additional support for the continued development of verekitug and ongoing planning for Phase 3 registrational studies.

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Phase 2 VALOUR Long-Term Extension Study in Severe Asthma Update
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Eligible participants with severe asthma who completed the Phase 2 VALIANT clinical trial were offered enrollment in VALOUR (NCT06966479), a long-term extension (LTE) study designed to evaluate the long-term safety and efficacy of verekitug. The study completed enrollment in March 2026 with more than 90% retention of eligible participants from the Phase 2 VALIANT study. Data from the study are expected in the second half of 2027.

Second Quarter 2026 Financial Results

As of June 30, 2026, Upstream Bio had cash, cash equivalents and short-term investments of $261.3 million, which is expected to fund planned operations through 2027.

Research and development expenses were $36.1 million for the quarter ended June 30, 2026, compared to $37.9 million for the same period in 2025. The decrease of $1.8 million was primarily driven by a decrease in manufacturing expenses, partially offset by an increase in personnel-related expenses, including share-based compensation, and an increase in clinical costs related to the Company’s verekitug programs.

General and administrative expenses were $7.1 million for the quarter ended June 30, 2026, compared to $7.4 million for the same period in 2025. The decrease of $0.3 million was primarily driven by a decrease in professional fees, partially offset by an increase in personnel-related expenses, including share-based compensation.

Net loss was $39.7 million for the quarter ended June 30, 2026, compared to a net loss of $40.0 million for the same period in 2025.

Upcoming Events

Upstream Bio expects to participate in the following upcoming medical congress:

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European Respiratory Society (ERS) Congress 2026, September 5-9, Barcelona

About Upstream Bio
Upstream Bio is a clinical-stage biotechnology company developing treatments for severe inflammatory respiratory diseases. The Company is developing verekitug, the only known antagonist currently in clinical development that targets and inhibits the receptor for thymic stromal lymphopoietin (TSLP), a cytokine which is a clinically validated driver of inflammatory response positioned upstream of multiple inflammatory pathways. With more than 500 participants treated with verekitug across its clinical development programs and positive Phase 2 results in chronic rhinosinusitis with nasal polyps (CRSwNP) and severe asthma, verekitug has a substantial body of clinical evidence supporting its advancement into Phase 3 development in both diseases. Verekitug is also being evaluated in an ongoing Phase 2 trial in chronic obstructive pulmonary disease (COPD). Upstream Bio is focused on leveraging verekitug’s differentiated mechanism, potency, and potential for extended dosing to develop a treatment which may deliver best-in-class efficacy and quarterly dosing for patients underserved by today’s standard of care.

To learn more, please visit www.upstreambio.com.

Upstream Bio intends to use the investor relations page on its website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor its website in addition to following press releases, filings with the Securities and Exchange Commission (SEC), public conference calls, presentations and webcasts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “predict,” “project,” “seeks,” “should,” “target,” “will” and variations of these words or similar expressions. Any statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, express or implied statements regarding: the clinical development of verekitug for the treatment of severe asthma, CRSwNP and COPD, including the initiation, timing, progress and results of ongoing and planned clinical trials; expectations regarding the differentiation, safety, efficacy, tolerability, or extended dosing interval of verekitug; certain activities and next steps to support the Company’s maturation into a late clinical-stage company; expectations regarding regulatory interactions with the FDA on the data from the VIBRANT and VALIANT Phase 2 trials and the outcomes of any such interactions; advancement of the Company’s chemistry, manufacturing and controls and device development efforts and the potential for both at-home and in-office administration at launch; Upstream Bio’s expected operating expenses and capital expenditure requirements, including its cash runway through 2027; and participation at upcoming investor conferences and medical congresses. Any forward-looking statements in this press release are based on the Company’s current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Readers are cautioned that actual results, levels of activity, safety, efficacy, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of risks and uncertainties, which include, without limitation, risks and uncertainties related to: Upstream Bio’s ability to advance verekitug through clinical development, and to obtain regulatory approval of and ultimately commercialize verekitug on the expected timeline, if at all; the results of preclinical studies or clinical studies not being predictive of future results in connection with future studies; the initiation, timing, progress and results of clinical trials; Upstream Bio’s ability to fund its development activities and achieve development goals; Upstream Bio’s dependence on third parties to conduct clinical trials and manufacture verekitug, and commercialize verekitug, if approved; Upstream Bio’s ability to attract, hire and retain key personnel, and protect its intellectual property; Upstream Bio’s financial condition and need for substantial additional funds in order to complete development activities and commercialize verekitug, if approved; regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; Upstream Bio’s competitors and industry; and other risks and uncertainties described in greater detail under the caption “Risk Factors” in Upstream Bio’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as any subsequent filings with the SEC. Any forward-looking statements represent Upstream Bio’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Upstream Bio explicitly disclaims any obligation or undertaking to update any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based except to the extent required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Investor and Media Contact:
Meggan Buckwell
Director, Corporate Communications and Investor Relations
ir@upstreambio.com

UPSTREAM BIO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

(UNAUDITED)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$79,397	$101,578
Short-term investments	181,910	239,931
Accounts receivable	772	668
Prepaid expenses and other current assets	17,523	9,620
Total current assets	279,602	351,797
Property and equipment, net	460	559
Operating lease right-of-use assets	915	1,222
Restricted cash	194	194
Total assets	$281,171	$353,772
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,314	$2,726
Accrued expenses and other current liabilities	6,946	10,006
Operating lease liabilities, current portion	728	720
Total current liabilities	9,988	13,452
Operating lease liabilities, net of current portion	226	549
Total liabilities	10,214	14,001
Stockholders’ equity:
Common stock	54	54
Additional paid-in capital	685,542	673,410
Accumulated other comprehensive income (expense)	(123)	530
Accumulated deficit	(414,516)	(334,223)
Total stockholders’ equity	270,957	339,771
Total liabilities and stockholders’ equity	$281,171	$353,772

UPSTREAM BIO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS)

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Collaboration revenue	$773	$937	$1,807	$1,503
Operating expenses:
Research and development	36,089	37,865	72,654	63,662
General and administrative	7,052	7,419	15,136	14,201
Total operating expenses	43,141	45,284	87,790	77,863
Loss from operations	(42,368)	(44,347)	(85,983)	(76,360)
Other income (expense):
Interest income	2,659	4,431	5,713	9,174
Other income (expense), net	7	(50)	(23)	(50)
Total other income, net	2,666	4,381	5,690	9,124
Net loss	$(39,702)	$(39,966)	$(80,293)	$(67,236)